BY-LAWS OF CONNECTICUT NATURAL GAS CORPORATION

                         Adopted August 31, 1968 and amended
                                 October 28, 1968 and
                                November 29, 1973 and
                                  June 26, 1978 and
                                November 29, 1988 and
                                 October 22, 1991 and
                                 January 28, 1992 and
                                  April 27, 1993 and
                                September 27, 1994 and
                                  February 27, 1996



                                      ARTICLE I
                                      ---------


                                      DIRECTORS

               Sec. 1.  The Board of Directors shall consist of not less

          than ten and not more than sixteen persons who shall be

          stockholders of the Company and who shall, except as provided in section 5 of this Article 1, be elected by the stockholders by ballot in the manner prescribed by law and according to the provisions of the Charter of the Company pertaining to

          classification of the Board of Directors.



               Sec. 2.  The directors of the Company shall be divided into three classes:  Class I, Class II, and Class III.  Such classes shall be as nearly equal in number as possible.  At each annual election held after the initial election of directors according to classes, the directors chosen to succeed those whose terms





          then expire shall be identified as being of the same class as the directors they succeed and shall be elected for a term expiring at the third succeeding annual meeting of stockholders or in each case thereafter when their respective successors are elected and have qualified or upon their earlier death, resignation or removal.  If the number of directorships is changed, any increase or decrease in directors shall be apportioned among the classes so as to maintain all classes as nearly equal in number as possible.  No decrease in the number of directorships shall shorten the term of any director.  Any director elected to fill a vacancy not resulting from an increase in the number of

          directorships shall have the same remaining term as that of his predecessor.  No qualification for the office of director shall apply to any director in office at the time such qualification was adopted or to any successor director elected by the directors to fill the unexpired term of a director.



               Sec. 3.  A regular meeting of the Board of Directors shall be held without notice other than this By-law, immediately after,

          and at the same place as, each annual meeting of stockholders.

          Additional regular meetings of the Board of Directors may be held without notice at such time and such place as shall from time to time be determined by the Board of Directors, provided, however,

          that the Board of Directors shall meet at least quarterly.

          Special meetings of the Board may be called at any time by the









          Chairman or by the President, and also shall be called on the written request of a majority of the Board addressed to the

          Chairman or the President.



                   Notice of any special meeting shall be given to each

          director at his business or residence in writing or by

          telegram or by telephone communication.  If mailed, such no-

          tice shall be deemed adequately delivered when deposited in the United States mails so addressed, with postage thereon prepaid, at least five days before such meeting.  If by tele-

          gram, such notice shall be deemed adequately delivered when the telegram is delivered to the telegraph company at least twenty-four hours before such meeting.  If by facsimile tran-

          smission, such notice shall be transmitted at least twenty-

          four hours before such meeting.  If by telephone, the notice shall be given at least twelve hours prior to the time set for the meeting.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of

          Directors need be specified in the notice of such meeting,

          except for amendments to these By-laws as provided under

          Section 1 of Article XI hereof.  A meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in writing,

          either before or after such meeting.













               Sec. 4.  At any meeting of the Board of Directors, a

          majority shall be a quorum for the transaction of business,

          but any meeting may be adjourned from time to time by the vote of the directors present.



               Sec. 5.  A vacancy in the Board of Directors caused by a

          director's death, resignation, removal from office, or order of a court, or caused by an increase in the number of

          directorships within the range established by the Charter of the Company may be filled for the applicable term by action of the sole remaining director in office or at a meeting of the

          Board of Directors by the concurring vote of a majority of the remaining directors in office, though such remaining directors are less than a quorum, though the number of directors at the meeting is less than a quorum and though such majority is less than a quorum.



               Sec. 6.  No director shall be removed except by the

          affirmative vote of seventy-five percent (75%) or more of the outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, considered as one class for the purpose of the Charter article entitled

          Classification of Board of Directors.











                                    ARTICLE II
                                    ----------



                                     INDEMNITY

               Sec. 1.  The Company shall indemnify each director of the

          Company to the full extent allowed by the laws of the State of

          Connecticut, as they may change from time to time.

                                    ARTICLE III
                                    -----------

                                     OFFICERS

               Sec. 1.  The officers of the Company shall be a

          President, a Secretary, a Treasurer and, at the discretion of the Board of Directors, a Chairman and one or more Executive

          Vice Presidents, Senior Vice Presidents, Vice Presidents,

          Assistant Vice Presidents, Assistant Secretaries, Assistant

          Treasurers and such other officers as the Board of Directors may deem advisable.  The chief executive officer shall be a director.  One person may hold any two offices except that one person shall not hold more than one of the following offices:

          President, Secretary.  All officers shall be elected or

          appointed annually by the Board of Directors.



               Sec. 2.  The Board of Directors by a two-thirds vote of

          their number shall have power to and may at any time remove from office any of the officers elected or appointed by them.













               Sec. 3.  In case of death, removal or resignation of any

          of the officers of the Company, the directors may supply the vacancy thus created until the next election.



                                    ARTICLE IV
                                    ----------



                       DUTIES OF THE CHAIRMAN AND PRESIDENT

               Sec. 1.  The Chairman, if such office shall be filled by

          the Board of Directors, shall, when present, preside at all meetings of the Board and of the stockholders.  He shall be an executive officer of the Company, shall be the representative of the Board of Directors and, if the Board so determines,

          shall be the chief executive officer of the Company, and,

          while chief executive officer, his title shall be Chairman and

          Chief Executive Officer.  He shall perform such additional duties as may be assigned to him from time to time by the

          Board.



               Sec. 2.  The President shall be an executive officer of

          the Company and, if the Board of Directors so determines or does not fill the office of Chairman, shall be the chief

          executive officer of the Company.  If the President be not the chief executive officer of the Company, he shall perform such duties as shall be assigned to him by the Chairman or by the

          Board of Directors.










               Sec. 3.  The chief executive officer of the Company shall

          have direct and active supervision and control of the business and affairs of the Company.



                                     ARTICLE V
                                     ---------

                           DUTIES OF THE VICE PRESIDENT

               Sec. 1.  The Executive Vice President, Senior Vice

          Presidents, Vice Presidents, and Assistant Vice Presidents

          shall perform such duties as may be assigned by the chief

          executive officer of the Board of Directors.



                                    ARTICLE VI
                                    ----------



                  DUTIES OF THE SECRETARY AND ASSISTANT SECRETARY

               Sec. 1.  The Secretary shall record all the votes of the

          Company and the minutes of its transactions in a book to be kept for that purpose.  He shall under the direction of the chief executive officer be present at all meetings of the

          Board and keep a record of proceedings in a minute book.  He shall notify the stockholders of the annual and any special meetings, and shall notify the members of the Board of

          Directors of all regular and special meetings of the Board.

          He shall have charge of the transfer of stock and the registry







          of any bonds of the Company and shall keep records thereof in such manner as the Board of Directors shall from time to time direct.  He shall perform all the duties that are customary and incident to the office of Secretary in like companies.



               Sec. 2.  The Assistant Secretary shall perform the duties

          of the Secretary in case of the absence or disability of the

          Secretary, and shall at all times render such assistance as the Secretary may require.

                                    ARTICLE VII
                                    -----------



                 DUTIES OF THE TREASURER AND ASSISTANT TREASURERS

               Sec. 1.  The Treasurer shall keep full and accurate

          accounts of receipts and disbursements and shall deposit the

          Company's funds in the name and to the credit of the Company in such depositories as may be determined by the Board of

          Directors.  He shall disburse the funds of the Company as may be ordered by the Board, taking proper vouchers for such

          disbursements.  He shall have charge of the money, notes,

          bills and checks of the Company, and may accept and endorse the same.  He shall make such reports of the receipts and

          disbursements in such form and detail and at such time as the

          Board may direct.



               Sec. 2.  The Assistant Treasurer shall perform the duties

          of the Treasurer in case of the absence or disability of the






          Treasurer, and shall at all times render such assistance as the Treasurer may require.



               Sec. 3.  Checks on funds of the Company, except in

          payment of dividends, shall be signed by any one of the

          following:  the Chairman, the President, a Vice President

          whose duties relate primarily to responsibility for the

          financial aspects of the business of the Company, the

          Treasurer, an Assistant Treasurer, the Controller and such other person or persons as the Board of Directors may

          determine from time to time.



                                   ARTICLE VIII
                                   ------------

                                    COMMITTEES



               Sec. 1.  There shall be an Executive Committee consisting

          of such directors as may be chosen by the Board of Directors.

          The Executive Committee shall have charge of all matters which may be referred to it by the Board of Directors and generally have oversight and authority with regard to all business of the Company when the Board of Directors is not in session.



               Sec. 2.  There shall be an Audit Committee consisting of

          such directors as may be chosen by the Board of Directors.

          The Audit Committee shall recommend to the Board of Directors a firm of independent public accountants to audit the books






          and accounts of the Company.  The Committee also shall review the reports prepared by the independent public accountants and recommend to the directors any actions deemed appropriate in connection with the reports.  The Committee shall have such other powers and duties as the Board may designate.



               Sec. 3.  There shall be a Compensation Committee

          consisting of such directors as may be chosen by the Board of

          Directors.  The Compensation Committee shall establish

          salaries and benefits for all officers, subject to approval by the directors.  The Committee shall approve all organizational matters pertaining to officers and employees and review all

          Company compensation and benefit programs, subject also to approval.  The Committee shall have such other powers and

          duties as the Board may designate.



               Sec. 4.  There shall be a Committee on Directors

          consisting of such directors as may be chosen by the Board of

          Directors.  The Committee on Directors shall consider

          candidates for vacancies among directors, including written stockholder recommendations, and recommend nominees when the need arises.  The Committee also shall recommend assignments of directors to the various committees of the Board of

          Directors.  The Committee shall have such other powers and duties as the Board may designate.









               Sec. 5.  There shall be a Pension Committee consisting of

          such directors as may be chosen by the Board of Directors.

          The Pension Committee shall oversee the financial management of all qualified and non-qualified plans of deferred

          compensation, trusts relating to such plans, and similar

          arrangements sponsored by the Company.  The Committee shall recommend contributions and amendments to such plans, and

          shall have the authority to select, remove, review the

          performance of, and allocate assets among managers, trustees,

          insurance companies and other financial advisors as necessary to fully discharge its duties.  The Committee shall have such other powers and duties as the Board may designate.



               Sec. 6.  The Board of Directors may from time to time

          appoint such other committees with such powers as the Board may determine.



               Sec. 7.  All committees shall report their actions and

          recommendations to the Board of Directors at the next ensuing meeting of the Board.  A majority of each committee shall

          constitute a quorum for the transaction of business.  The

          Board of Directors shall fix the remuneration of directors and for membership on committees.













                                    ARTICLE IX
                                     ---------



                              MEETING OF STOCKHOLDERS

               Sec. 1.  The annual meeting of the stockholders of the

          Company for the election of directors and the transaction of such other business as may properly come before the meeting shall be held on such day and at such hour as shall be

          determined by resolution of the Board of Directors.



               A special meeting of the stockholders shall be called at

          any time by the Chairman of the Board, by the Secretary in conformity with the vote of the Board of Directors, on the written request of a majority of the directors addressed to the chief executive officer of the Company or by the president on the written request of stockholders holding at least

          thirty-five percent of the voting power of all shares entitled to vote at the meeting.



               Sec. 2.  Written or printed notice, stating the place,

          day and hour of the meeting and the purpose or purposes for which the meeting is called, shall be prepared and delivered by the Company not less than ten days nor more than fifty days before the date of the meeting, either personally, or by mail,

          to each stockholder of record entitled to vote at such

          meeting.  If mailed, such notice shall be deemed to be

          delivered when deposited in the United States mail with






          postage thereon prepaid, addressed to the stockholder at his address as it appears on the stock transfer books of the

          Company.  Such further notice shall be given as may be re-

          quired by law.  Meetings may be held without notice if all stockholders entitled to vote are present, or if notice is waived by those not present.  Any previously scheduled meeting of the stockholders may be postponed by resolution of the

          Board of Directors upon public notice given prior to the time previously scheduled for such meeting of stockholders.



               Sec. 3.  Except as otherwise provided by law or by the

          Certificate of Incorporation, the holders of a majority of the voting power of the outstanding shares of the Company entitled to vote generally in the election of directors (the "Voting

          Stock"), represented in person or by proxy, shall constitute a quorum at a meeting of stockholders, except that when

          specified business is to be voted on by a class or series

          voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum for the

          transaction of such business.  The chairman of the meeting or the holders of a majority of the voting power of the shares of

          Voting Stock so represented may adjourn the meeting from time to time, whether or not there is such a quorum (or in the case of specified business to be voted on by a class or series, the chairman or, the holders of a majority of the shares of such class or series so represented may adjourn the meeting with







          respect to such specified business). No notice of the time and place of adjourned meetings need be given except as required by law.  The stockholders present at a duly organized meeting may continue to transact business until adjournment,

          notwithstanding the withdrawal of enough stockholders to leave less than a quorum.



               Sec. 4.  Stockholders may vote at any meeting either in

          person or by proxy, but all proxies shall be in writing.

          Partnerships may sign the firm name and the signature of any general partner thereof shall be sufficient.  Corporations may execute their proxies by the signature of the President,

          attested by that of the Secretary and the corporate seal of the corporation.



               Sec. 5.  (A)  Annual Meetings of Stockholders. (1)

          Nominations of persons for election to the Board of Directors of the Company and the proposal of business to be considered by the stockholders may be made at an annual meeting of

          stockholders (a) pursuant to the Company's notice of meeting delivered pursuant to Section 2 of Article IX of these

          By-laws, (b) by or at the direction of the Chairman or the

          Board of Directors or (c) by any stockholder of the Company who is entitled to vote at the meeting, who complied with the notice procedures set forth in clauses (2) and (3) of this paragraph (A) and this By-law and who was a stockholder of







          record at the time such notice is delivered to the Secretary of the Company.



                   (2)  For nominations or other business to be properly

          brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (A)(l) of this By-law, the stockholder must have given timely notice thereof in writing to the

          Secretary of the Company.  To be timely, a stockholder's

          notice shall be delivered to the Secretary at the principal executive offices of the Company not less than seventy days nor more than ninety days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than twenty days, or delayed by more than seventy

          days, from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the ninetieth day prior to such annual meeting and not later than the close of business on the later of the seventieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.

          Such stockholder's notice shall set forth (a) as to each

          person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required,

          in each case pursuant to Regulation 14A under the Securities







          Exchange Act of 1934, as amended (the "Exchange Act"),

          including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is

          made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder,

          as they appear on the Company's books, and of such beneficial owner and (ii) the class and number of shares of the Company which are owned beneficially and of record by such stockholder and such beneficial owner.



                   (3)  Notwithstanding anything in the second sentence

          of paragraph (A)(2) of this By-law to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Company is increased and there is no

          public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Company at least seventy days prior to the first

          anniversary of the preceding year's annual meeting, a

          stockholder's notice required by this By-law shall also be







          considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be deliv-

          ered to the Secretary at the principal executive offices of the Company not later than the close of business on the tenth day following the day on which such public announcement is first made by the Company.



                   (B)  Special Meetings of Stockholders.  Only such

          business shall be conducted at a special meeting of stock-

          holders as shall have been brought before the meeting pursuant to the Company's notice of meeting pursuant to Section 2 of

          Article IX of these By-laws (including any such notice upon the request of the holders of thirty-five percent of the

          voting power of the shares entitled to vote at the meeting).

          Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which

          directors are to be elected pursuant to the notice of meeting

          (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Company who is entitled to vote at the meeting, who complies with the notice procedures set forth in this By-law and who is a stockholder of record at the time such notice is delivered to the Secretary of the Company.

          Nominations by stockholders of persons for election to the

          Board of Directors may be made at such a special meeting of stockholders if the stockholder's notice as required by

          paragraph (A)(2) of this By-law shall be delivered to the







          Secretary at the principal executive offices of the Company not earlier than the ninetieth day prior to such special

          meeting and not later than the close of business on the later of the seventieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the

          nominees proposed by the Board of Directors to be elected at such meeting.



                   (C)  General.  (1) Only persons who are nominated in

          accordance with the procedures set forth in this By-law shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this By-law.  Except as otherwise provided by law, the Certificate of Incorporation or these By-laws, the chairman of the meeting shall have the power and duty to

          determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this By-law and, if any proposed

          nomination or business is not in compliance with this By-law,

          to declare that such defective proposal or nomination shall be disregarded.



                   (2)  For purposes of this By-law, "public announce-

          ment" shall mean disclosure in a press release reported by the







          Dow Jones News Service, Associated Press or comparable

          national news service or in a document publicly filed by the

          Company with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.



                   (3)  Notwithstanding the foregoing provisions of this

          By-law, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this

          By-law.  Nothing in this By-law shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Company's proxy statement pursuant to Rule 14a-8 under the

          Exchange Act.



               Sec. 6.   The Chairman of the meeting shall fix and

          announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the

          stockholders will vote at a meeting.



                                     ARTICLE X
                                     ---------



                               CERTIFICATES OF STOCK
                               ---------------------



               Sec. 1.  Certificates of stock shall be issued to the

          stockholders and transfer of them made by the Secretary when







          required.  The certificates shall be signed by the Chairman,

          the President or Vice President and by the Secretary or

          Assistant Secretary, the signatures of whom may be facsimiles,

          countersigned by the transfer agent, and sealed with the

          common seal of the Company or a facsimile thereof.  A transfer agent and a registrar of the stock may be appointed by the

          Board of Directors.  Transfers of stock shall be made upon the books of the Company by the stockholder in person or by

          attorney duly authorized upon surrender of the certificates.



               Sec. 2.  The Board of Directors may close the transfer

          books in its discretion for a period not exceeding ten days preceding any meeting of the stockholders or preceding the day appointed for the payment of a dividend and the Board may in its discretion fix a record date for the determination of

          stockholders entitled to a vote at any meeting or to receive the payment of a dividend.



                                    ARTICLE XI
                                    -----------



                             AMENDMENTS TO THE BY-LAWS

               Sec. 1.  Amendments to the By-laws may be made at any

          special or stated meeting of the Board of Directors by vote or consent of at least two-thirds of the entire number of

          directors, provided that no amendment shall be made unless the








          notice of the meeting shall specify the amendment as the

          purpose or one of the purposes of the meeting.



               Sec. 2.  Amendments to the By-laws may be made at any

          annual or special meeting of the stockholders by vote of the holders of at least two-thirds of the voting power of shares entitled to vote thereon, provided that no amendment shall be made unless the notice of the meeting shall specify the

          amendment as the purpose or one of the purposes of the

          meeting.

































